PROSPECTUS SUPPLEMENT NO. 6                                  Rule 424(c)
DATED FEBRUARY 16, 1999                                      File No. 33-40513
(TO PROSPECTUS DATED MARCH 31, 1998)

                                  $143,750,000

                        COEUR D'ALENE MINES CORPORATION

              7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

                            ------------------------

     Based on information available to the Company, the total principal amount of Debentures that currently may be offered by the Selling Debentureholders pursuant to this Prospectus is $91,436,000. The table on pages 26 and 27 of the Prospectus setting forth information regarding the Selling Debentureholders is replaced by the following table:

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
MainStay Convertible Fund.............     $14,800,000           $14,800,000              10.30%
SG Cowen Securities Company...........       9,219,000             9,219,000               6.41
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P..................       8,500,000             8,500,000               5.91
President and Fellows of Harvard
  College.............................       8,000,000             8,000,000               5.57
Triton Capital Investments, LTD.......       6,135,000             6,135,000               4.27
Lipper Convertibles, L.P..............       6,000,000             6,000,000               4.17
Forest Fulcrum Fund LP................       5,150,000             5,150,000               3.58
St. Clair Investments, L.P. ..........       3,000,000             3,000,000               2.09
JMG Convertible Investments, L.P. ....       2,585,000             2,585,000               1.80
Lipper Offshore Convertibles L.P......       2,500,000             2,500,000               1.74
New York Life Separate Account #7.....       2,500,000             2,500,000               1.74
J.P. Morgan & Co. Inc. ...............       2,000,000             2,000,000               1.39
GLG Global Convertible Fund PLC.......       1,550,000             1,550,000               1.08
KA Management Ltd.....................       1,339,500             1,339,500                  *
Forest Global Convertible Fund Series
  A-5.................................       1,306,000             1,306,000                  *
K.A. Trading L.P......................       1,010,500             1,010,500                  *
Argent Classic Convertible Arbitrage
  Fund LP.............................       1,000,000             1,000,000                  *
Commonwealth Life Insurance
  Company -- (Teamsters -- Camden
  Non-Enhanced).......................       1,000,000             1,000,000                  *
Commonwealth Life Insurance
  Comp. -- Stock TRAC (Teamsters I)...       1,000,000             1,000,000                  *
Fortis Services Fund, Inc. -- Growth &
  Income Series.......................       1,000,000             1,000,000                  *
Security Insurance Company of
  Hartford............................       1,000,000             1,000,000                  *
Tribeca Investments, L.L.C............       1,000,000             1,000,000                  *
Phoenix Home Life Convertible Fund....         750,000               750,000                  *
MainStay VP Convertible Fund..........         700,000               700,000                  *
Duckbill & Co.........................         625,000               625,000                  *
TQA Vantage Fund, L.P.................         570,000               570,000                  *
TQA Leverage Fund, L.P................         555,000               555,000                  *

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
Reserve Convertible Securities Fund...     $   550,000           $   550,000                  *
Forest Alternative Strategies Fund
  A-5I................................         530,000               530,000                  *
Providian Life & Health (Camden)......         500,000               500,000                  *
Silverton International Fund
  Limited.............................         500,000               500,000                  *
Zazove Convertible Fund, L.P..........         500,000               500,000                  *
TQA Arbitrage Fund, L.P. .............         490,000               490,000                  *
ABN-AMRO Incorporated.................         445,000               445,000                  *
TQA Vantage Plus Fund, Ltd............         405,000               405,000                  *
LLT Limited...........................         403,000               403,000                  *
Forest Alternative Strategies Fund....         375,000               375,000                  *
McMahan Securities Company, L.P. .....         350,000               350,000                  *
Forest Alternative Strategies Fund
  A-5M................................         265,000               265,000                  *
Fortis Equity Portfolio,
  Inc. -- Fortis Growth & Income
  Portfolio...........................         250,000               250,000                  *
Fox Family Portfolio Management.......         215,000               215,000                  *
Worldwide Transactions Ltd............         170,000               170,000                  *
SoundShare Partners L.P. .............         135,000               135,000                  *
Forest Performance Fund...............         129,000               129,000                  *
Forest Global Convertible Fund Series
  B-5.................................         100,000               100,000                  *
Waterside Partners....................         100,000               100,000                  *
Forest Global Convertible Fund Series
  B-1.................................          95,000                95,000                  *
Forest Greyhound......................          90,000                90,000                  *
Forest Alternative Strategies Fund
  B-3.................................          88,000                88,000                  *
Forest Global Convertible Fund Series
  B-2.................................          85,000                85,000                  *
Lois R. Pauly.........................          60,000                60,000                  *
Caribbean Utilities Co., Ltd.
  Provident Fund, No. 5...............          50,000                50,000                  *
Evangelical Lutherin Synod
  Foundation..........................          50,000                50,000                  *
Foundation Pension Fund Isla..........          50,000                50,000                  *
Salomon Brothers Inc..................          50,000                50,000                  *
F&Co. Inc. Cust for Anthony B. Baylis
  und IRA Rollover Acct...............          50,000                50,000                  *
Helen C. Koenig.......................          50,000                50,000                  *
Barbara L. Neumark....................          50,000                50,000                  *
Anne M. Buck Rev Living Trust, Anne M.
  Buck TTEE DTD 02/22/96..............          25,000                25,000                  *
F&Co. Inc. Cust. for Ronald E. Davis
  und IRA Acct........................          25,000                25,000                  *
F&Co. Inc. Cust. for Peter B. Degroot
  und IRA Rollover Acct...............          25,000                25,000                  *
Louis Del Rosso.......................          25,000                25,000                  *
John C. Duncan & Mary Lou Duncan JT
  TEN WRS.............................          25,000                25,000                  *
Penelope Cooper Hall..................          25,000                25,000                  *
Craig W. Hutchison....................          25,000                25,000                  *
F&Co. Inc. Cust. for Robert A. Ross
  Money Purchase Pension Plan.........          25,000                25,000                  *
Richard A. Perry MD Inc. .............          25,000                25,000                  *

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
Leonard E. Smoler.....................     $    25,000           $    25,000                  *
Lyndus E. Harper......................          20,000                25,000                  *
I. Michael Kasser.....................          20,000                25,000                  *
Thomas R. McDermott...................          15,000                15,000                  *
F&Co. Inc. Cust. for Stephen Rubin und
  IRA Rollover Acct...................          15,000                15,000                  *
University Orthopaedic Assoc Profit
  Sharing Plan F/B/O Mark S. Butler...          15,000                15,000                  *
Richard C. Britt......................          10,000                10,000                  *
Gajwani Capitial......................          10,000                10,000                  *
Forest Global Convertible Fund Series
  B-3.................................           6,000                 6,000                  *
                                           -----------           -----------              -----
          Total.......................     $91,436,000           $91,436,000              63.61%
                                           ===========           ===========              =====

---------------
* Less than 1%